Exhibit 99.1

Liminatus Pharma, Inc. Announces Pricing of $4.0 Million Public Offering

CERRITOS, Calif., February 17, 2026 -- Liminatus Pharma, Inc. (NASDAQ: LIMN) (“Liminatus” or the “Company”), a pre-clinical stage immuno-oncology company developing next-generation CD47-blockade therapies, today announced the pricing of its best-efforts public offering of 13,813,000 shares of its common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to 20,719,500 shares of common stock, at a combined public offering price of $0.29 per share (or $0.2899 per pre-funded warrant) and accompanying warrants. The warrants will have an exercise price of $0.29 per share, will be exercisable immediately upon issuance and will expire on the fifth anniversary of the original issuance date. The closing of the offering is expected to occur on or about February 18, 2026, subject to the satisfaction of customary closing conditions. Gross proceeds, before deducting placement agent fees and other estimated offering expenses, are expected to be approximately $4.0 million. The potential additional gross proceeds to the Company from the exercise of the warrants, if fully exercised on a cash basis, would be approximately $6.0 million. No assurance can be given that any warrants will be exercised.

The Company intends to use the net proceeds from the offering to fund working capital requirements, general corporate purposes and the advancement of the Company’s business objectives.

Maxim Group LLC is acting as sole placement agent in connection with this offering. The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-293364) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the "SEC") on February 13, 2026. The offering is being made only by means of a prospectus which is a part of the effective Registration Statement. A preliminary prospectus relating to the offering has been filed with the SEC. Copies of the final prospectus relating to this offering, when available, will be filed with the SEC and may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Liminatus Pharma, Inc. (NASDAQ: LIMN)

Liminatus Pharma is a pre-clinical stage immuno-oncology company pioneering next-generation therapeutics, including its proprietary CD47-blockade antibody IBA101, designed to overcome the limitations of first-generation immune therapies in solid tumors.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are relating to the Company's future financial and operating performance. The Company has attempted to identify forward-looking statements by terminologies including "believes," "estimates," "anticipates," "expects," "plans," "projects," "intends," "potential," “target,” “aim,” “predict,” “outlook,” “seek,” “goal” “objective,” “assume,” “contemplate,” “continue,” “positioned,” “forecast,” “likely,” "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, the implementation of our business plan; our ability to obtain and maintain intellectual property protections for our intellectual property; our future business development, financial condition and results of operations and our ability to obtain financing cost-effectively; potential changes of government regulations; general economic and business conditions; and our ability to hire and maintain key personnel. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company's most recent filings with the U.S. Securities and Exchange Commission. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts:

Liminatus Pharma, Inc.:

Chris Kim, CEO — info@liminatuspharma.com, (213) 273-5453